                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               TREND-LINES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                               TREND-LINES, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                               TREND-LINES, INC.
                          TO BE HELD ON JULY 15, 1997


     The Annual Meeting of Stockholders of Trend-Lines, Inc. will be held on July 15, 1997 at 11:00 a.m., local time, at the offices of the Company, 135 American Legion Highway, Revere, Massachusetts 02151 for the following purposes:

     1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected.

     2. To consider and act upon a proposal to amend the Company's 1993 Employee Stock Option Plan to increase from 1,275,000 to 1,525,000 the total number of shares of the Company's Class A Common Stock reserved for issuance thereunder.

     3. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed June 5, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.

                              By Order of the Board of Directors


                              Allan Afrow, Clerk

Boston, Massachusetts
June 13, 1997


                             YOUR VOTE IS IMPORTANT
________________________________________________________________________________
TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE CLERK OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.
________________________________________________________________________________

                               TREND LINES, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 15, 1997

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trend-Lines, Inc., a Massachusetts Corporation (the "Company"), with its principal executive offices at 135 American Legion Highway, Revere, Massachusetts 02151 for use at the Annual Meeting of Stockholders to be held on July 15, 1997, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about June 13, 1997. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only stockholders of record at the close of business on June 5, 1997 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 5,812,175 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), and 4,750,026 shares of Class B Common Stock, $.01 par value (the "Class B Common Stock"), of the Company.

     The holders of Class A Common Stock are entitled to one vote per share, and the holders of Class B Common Stock are entitled to ten votes per share, with the holders of both classes of Common Stock voting together as a single class. The directors of the Company will be elected by a plurality of the votes cast. Approval of the amendment to the 1993 Employee Stock Option Plan described in Proposal No. 2 requires the affirmative vote of at least a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class and represented at the Meeting.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors and for Proposal No. 2 below. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended March 1, 1997, including financial statements audited by Arthur Andersen LLP, is being mailed to each of the stockholders simultaneously with this proxy statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS


     At the Meeting, six directors are to be elected to serve until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Nominating Committee of the Board of Directors for election as directors.

     All nominees are currently directors of the Company and all except Messrs. Griner and Winter were elected by the stockholders at the last Annual Meeting. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the Nominating Committee may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees.

                                                                     DIRECTOR
NAME                         AGE             POSITION                SINCE
----                         ---             --------                -----
Stanley D. Black (1)(2)       60  Chairman of the Board and           1981
                                  Chief Executive Officer
Richard Griner (2)            53  President and Chief Operating       1996
                                  Officer and Director
Karl P. Sniady                44  Executive Vice President,           1995
                                  Finance and Administration,
                                  Chief Financial Officer and
                                  Director
Ronald L. Franklin (3)        51  Vice President, Finance,            1994
                                  Treasurer and Director
Richard A. Mandell (3)        55  Director                            1995
Irwin W. Winter (3)           63  Director                            1997

_________________________

(1)  Member of the Company's Compensation and Stock Option Committee.
(2)  Member of the Company's Nominating Committee.
(3)  Member of the Company's Audit Committee.

     Stanley D. Black, founder of the Company, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its organization in 1981.

     Richard Griner, a Director of the Company since October 1996, has been President and Chief Executive Officer since October 1996. From March 1995 to September 1996, Mr. Griner was retired. For more than five years prior to March 1995, Mr. Griner was Senior Vice President of Store Operations for Family Dollar Stores. Prior to joining Family Dollar Stores in 1986, Mr. Griner was Division Manager of Southland Corporation.

     Karl P. Sniady, a Director of the Company since October 1995, has been Executive Vice President of the Company since June 1995 and Chief Financial Officer since September 1995. From 1990 to 1995, Mr. Sniady was Chief Financial Officer of Auto Source, Inc., an automotive after-market retailer and subsidiary of Canadian Tire.

     Ronald L. Franklin, a Director of the Company since May 1994, has been Vice President, Finance since March 1987. From February 1985 until March 1987, Mr. Franklin has served as Controller of the Company, and he has also served as Treasurer since April, 1994.

     Richard A. Mandell, a Director of the Company since October, 1995, has been Vice President -- Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, since January, 1996. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. Mr. Mandell is also a director of Sbarro, Inc.

     Irwin W. Winter, a Director of the Company since January 1997, has been Executive Vice President and Chief Financial Officer and a director of Phillips Van Heusen Corp., a wholesaler and retailer of branded apparel since 1987.

     The address of each person named in the table above is c/o Trend-Lines, Inc., 135 American Legion Highway, Revere, Massachusetts 02151.

     Merrill Zenner, a Director of the Company since June 1994, died on May 15, 1997. During fiscal 1996, Mr. Zenner had also served as a member of the Company's Nominating Committee and Compensation and Stock Option Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held four meetings during the fiscal year ended March 1, 1997. The Board of Directors acted on two occasions by unanimous written consent in lieu of special meetings. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which they were members during such fiscal year.

     The Board of Directors has an Audit Committee, formed in July 1994, currently composed of Messrs. Winter, Mandell and Franklin. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors. The Audit Committee met twice in fiscal 1996.

     Until July 19, 1995, the Board of Directors had a Compensation Committee, formed in July 1994, and a separate Stock Option committee, formed in September 1993. On July 19, 1995, the Company's compensation Committee and Stock Option Committee were combined into a single Compensation and Stock Option Committee, initially composed of Messrs. Black, Ricken and Zenner. After Mr. Ricken resigned from the Board of Directors, he was replaced on the Committee by Mr. Mandell. The Company's Compensation and Stock Option Committee was comprised of Messrs. Black and Zenner during fiscal 1996. The functions of the Compensation and Stock Option Committee combined the previous functions of the Compensation Committee and Stock Option Committee, described below. The Compensation and Stock Option Committee met once in fiscal 1996. During the current fiscal year, the Board expects to appoint a successor to Mr. Zenner, who passed away on May 15, 1997, to serve on the Compensation and Stock Option Committee.

     The functions of the Compensation and Stock Option Committee include the review of existing and proposed employment arrangements and the making of recommendations to the Board of Directors with respect to all forms of remuneration to any officer or director of the Company. This Committee is also responsible for making determinations with respect to all matters pertaining to the grant of stock options under the Company's stock option plans.

     The Board of Directors has a Nominating Committee, formed in May 1994, which was composed of Messrs. Black, Griner and Zenner during fiscal 1996. During fiscal 1997, the Board expects to appoint a successor to Mr. Zenner to serve on the Nominating Committee. The Nominating Committee is responsible for recommending director nominees, Board of Director committee members and non-management directors' compensation to the Board of Directors. The Nominating Committee does not have a procedure whereby it will consider nominees recommended by security-holders. The Nominating Committee met once during fiscal 1996.

COMPENSATION OF DIRECTORS

     Directors who are not full-time employees of the Company receive a fee of $2,000 for each Board meeting. Directors are also entitled to an annual retainer of $5,000, payable in 50% installments in January and July. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board meetings. Directors who are not also employees of the Company are eligible to participate in the Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1994 Non-Qualified Stock Option Plan"). Non-employee directors are automatically granted options to purchase 7,500 shares of Class A Common Stock pursuant to the 1994 Non-Qualified Stock Option Plan upon becoming a director, which options are subject to vesting three years after date of grant and expire ten years after date of grant, and options to purchase 1,000 additional shares in each year thereafter based upon the formula provisions of such Plan. Pursuant to action taken by the Board of Directors in August 1996, the exercise price of options previously issued to Directors under the 1994 Non-Qualified Stock Option Plan was adjusted to $4.00 per share, which was the closing bid for the Class A Common Stock on the Nasdaq National Market System as of the close of business on the day preceding the date such action was taken.


INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Massachusetts law with respect to indemnification of directors.

     The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification unless he is found to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

SECURITY OWNERSHIP

     The following table sets forth certain information as of June 2, 1997 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each nominee for director, each named executive office in the Summary Compensation Table under "Executive Compensation" below, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Class A Common Stock or Class B Common Stock. This information is based upon information received from or on behalf of the named individuals.


CLASS A COMMON STOCK
NAME AND ADDRESS OF
BENEFICIAL OWNER (1)                      SHARES BENEFICIALLY OWNED  PERCENT OF CLASS
--------------------                      -------------------------  -----------------
Stanley D. Black (2)(3)                           4,196,700               42.33%
Emilia F. Black (2)(4)                            2,522,190               30.26
The Kaufmann Fund, Inc. (5)                         529,100                9.10
Dimensional Fund Advisors Inc. (6)                  383,500                6.60
Richard Griner                                           --                  --
Karl P. Sniady                                        7,500                 *
Ronald L. Franklin (7)                               57,904                 *
Norman W. Zagorsky(7)(8)                             60,854                 *
Richard A. Mandell(9)                                 6,000                 *
Irwin W. Winter                                          --                  --
All directors and executive officers as
 a group (7 persons)                              4,328,958               43.15

CLASS B COMMON STOCK
NAME AND ADDRESS OF
BENEFICIAL OWNER (1)                      SHARES BENEFICIALLY OWNED  PERCENT OF CLASS
--------------------                      -------------------------  ----------------
Stanley D. Black (3)                              4,103,200               86.38%
Emilia F. Black (4)                               2,428,690               51.13
All directors and executive officers as
 a group (7 persons)                              4,103,200               86.38

_____________________________

*    Less than 1% of the outstanding Class A Common Stock.

(1) The persons listed in the tables own of record the shares of Class A Common Stock and Class B Common Stock listed opposite their respective names, and have sole voting and investment power with respect to such shares of Common Stock, unless otherwise indicated. The mailing address of Stanley
     D. Black and Emilia F. Black is c/o Trend-Lines, Inc., 135 American Legion Highway, Revere, Massachusetts 02151.

(2) Includes shares of Class B Common Stock which are convertible at any time into Class A Common Stock on a share-for-share basis.

(3) Mr. Black has sole voting and investment control with respect to 5,000 shares of Class A Common Stock and shares voting and investment control with his spouse,

     Emilia F. Black, with respect to an additional 88,500 shares of Class A Common Stock. Of the aggregate 4,103,200 shares of Class B Common Stock deemed beneficially owned by Mr. Black, 1,100,000 shares are held of record by a limited partnership (the "Limited Partnership") of which Mr. Black and Mrs. Black are the general partners and share voting and investment power. All other shares are held of record by various trusts created by Mr. Black and/or Mrs. Black. Mr. Black has sole voting and investment power with respect to 2,676,538 of the 4,103,200 shares of Class B Common Stock deemed beneficially owned by him. Mr. Black does not currently have voting or investment power with respect to 326,662 shares of Class B Common Stock deemed beneficially owned by him, but has the right, in his capacity as a settlor of a certain trust, to acquire such 326,662 shares. Except for these 326,662 shares and the 1,100,000 shares held of record by the Limited Partnership, Mr. Black disclaims beneficial ownership of all shares listed as beneficially owned by Mrs. Black. Of the aggregate 4,103,200 shares of Class B Common Stock deemed beneficially owned by Mr. Black, 1,781,864 are also deemed beneficially owned by Mrs. Black. As a result of the Class B Common Stock having ten votes per share, as of June 2, 1997, Mr. Black beneficially owned shares representing approximately 77.14% of the combined voting power of the outstanding Common Stock.

(4) Emilia F. Black shares voting and investment control with her spouse, Stanley D. Black, with respect to 88,500 shares of Class A Common Stock. Mrs. Black does not currently have voting or investment power with respect to 5,000 shares of Class A Common Stock deemed beneficially owned by her, but has the right, in her capacity as settlor of a certain trust, to acquire such shares. Of the aggregate 2,428,690 shares of Class B Common Stock deemed beneficially owned by Mrs. Black, 1,100,000 shares are held of record by the Limited Partnership of which Mrs. Black and Mr. Black are the general partners and share voting and investment power. All other shares are held of record by various trusts created by Mr. Black and/or Mrs. Black. Mrs. Black has sole voting and investment power with respect to 973,488 of the 2,428,690 shares of Class B Common Stock deemed beneficially owned by her. Mrs. Black does not currently have voting or investment power with respect to the aggregate of 355,202 shares of Class B Common Stock deemed beneficially owned by her, but has the right, in her capacity as settlor of certain trusts, to acquire such shares. Except for these 355,202 shares and the 1,100,000 shares held of record by the Limited Partnership, Mrs. Black disclaims beneficial ownership of all shares listed as beneficially owned by Mr. Black. Of the aggregate 2,428,690 shares of Class B Common Stock deemed beneficially owned by Mrs. Black, 1,781,864 shares (including the aggregate 1,100,000 held of record by a limited partnership as noted above) are also deemed beneficially owned by Mr. Black. As a result of the Class B Common Stock having 10 votes per share, as of June 2, 1996, Mrs. Black beneficially owned shares representing approximately 45.73% of the combined voting power of the outstanding Common Stock.

(5) According to the Schedule 13G, dated December 31, 1996, filed with the Securities and Exchange Commission (the "Commission") by The Kaufmann Fund, Inc. ("Fund"), an investment company registered under Section 8 of the Investment Company Act, the Fund was the beneficial owner of 529,100 shares of Class A Common Stock. The mailing address of the Fund is 140 E. 45th Street, 43rd Floor, New York, NY 10017.

(6) According to the Schedule 13G, dated February 5, 1997, filed with the Commission by Dimensional Fund Advisors Inc. (an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 (the "Advisor"), the Advisor was the beneficial owner of 383,550 shares of Class A Common Stock as to which the Advisor held sole dispositive power. In addition, persons who are officers of the Advisor also serve as officers of DFA Investment Dimensions Group Inc. (the "DFA Fund") and The DFA Investment Trust Company (the "DFA Trust"), each an open-end management investment company registered under the Investment Company Act of 1940, vote, in their capacities as officers of the DFA Fund and the DFA Trust, 50,850 additional shares which are owned by the DFA Fund and 73,300 shares which are owned by the DFA Trust . Such shares are included in the aggregate number of shares reported over which the Advisor has sole dispositive power. The mailing address of the Advisor is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(7) Includes the following shares subject to currently exercisable options: Mr. Franklin -- 57,904 shares; Mr. Zagorsky -- 58,804 shares; all other executive officers as a group -- 0 shares.

(8) Includes, 2,050 shares of Class A Common Stock owned by Mr. Zagorsky's spouse as to which Mr. Zagorsky disclaims beneficial ownership.

(9) Includes 6,000 shares of Class A Common Stock owned jointly by Mr. Mandell and his spouse.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation of the Company's executive officers as to those fiscal years during which such person's annual salary and bonus equaled or exceeded $100,000 for services in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION
                              -------------------

                                                                              LONG-TERM
                                                                              COMPENSATION
                                                                              AWARDS;
                                      FISCAL                                  SECURITIES              ALL
                                      YEAR                                    UNDERLYING              OTHER
                                      ENDED       SALARY($)      BONUS($)     OPTIONS                 COMPENSATION($)(1)
                                      -----       ---------      --------     -------                 ------------------
Stanley D. Black, Chairman
 of the Board, and Chief                3/1/97    285,906            0                   0                8,577
 Executive Officer                      3/2/96    311,251            0                   0                9,338
                                       2/28/95    290,000            0                   0                8,746

Richard Griner, President
 and Chief Operating
 Officer                               3/01/97    106,731(2)         0             100,000                  -0-

Karl P. Sniady, Executive
 Vice President, Finance
 and Administration, Chief
 Financial Officer                      3/1/97    131,800            0                   0                3,954
                                        3/2/96     92,500(3)         0              45,000                    0

Ronald L. Franklin, Vice                3/1/97    107,239            0                   0                3,085
 President, Finance,                    3/2/96    104,515            0                   0                3,135
 Treasurer                             2/28/95    100,000            0              44,100                3,166

Norman W. Zagorsky, Vice                3/1/97    107,239            0                   0                3,217
 President, Purchasing                  3/2/96    104,515            0                   0                3,135
                                       2/28/95    100,000            0              44,100                3,166

___________________________
(1) These amounts represent contributions by the Company to the Company's 401(k) Plan for the benefit of the named executive officers.
(2) Mr. Griner's annual salary is $250,000. Mr. Griner was employed by the Company for only a portion of fiscal 1996. His employment began in September 1996.
(3) Mr. Sniady's annual salary is $130,000. Mr. Sniady was employed by the Company for only a portion of fiscal 1995.

     Mr. Black has not been granted any options to purchase the Company's securities under the Company's stock option plans.

STOCK OPTION PLANS

     The following two tables set forth certain information with respect to (i) the number of options granted to the named executive officers in the fiscal year ended March 1, 1997 and (ii) the aggregate number and value of options exercised and exercisable by the named executive officers during such fiscal year. By action taken by the Board of Directors in July 1996, options then outstanding were repriced at $4.375 per share, the closing price of the Company's Class A Common Stock on the Nasdaq Stock Market on the day preceding the taking of such action.

                      OPTIONS GRANTED IN LAST FISCAL YEAR
                      -----------------------------------

                                                                                                               POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                        NUMBER OF          PERCENT OF                                          ANNUAL RATES OF STOCK
                                        SECURITIES         TOTAL OPTIONS                                       PRICE APPRECIATION
                                        UNDERLYING         GRANTED TO            EXERCISE OF                   FOR OPTION TERM(1)
NAME AND PRINCIPAL                      OPTIONS            EMPLOYEES IN          BASE PRICE        EXPIRATION  -------------------
POSITION                                GRANTED            FISCAL YEAR           $/SHARE           DATE         5%($)       10%($)
--------                                -------            -----------           -------           ----         -----       ------
Stanley D. Black, Chairman
 of the Board and Chief
 Executive Officer                              0                   --                   --               --       --

Richard Griner, President
 and Chief Operating
 Officer                                  100,000               13.54%                 4.25          9/20/96     267,280   677,341


Karl P. Sniady, Executive
 Vice President, Finance
 and Administration and
 Chief Financial Officer                        0                   --                   --               --                    --


Ronald L. Franklin, Vice
 President, Finance,
 Treasurer                                      0                   --                   --               --                    --


Norman W. Zagorsky, Vice
 President, Purchasing                          0                   --                   --               --                    --


----------------------------
(1) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the time of such exercise and the future performance of the Company's Common Stock.

                    AGGREGATED EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE




                                                                   NUMBER OF
                                                                   SHARES OF COMMON STOCK             VALUE OF
                                                                   UNDERLYING UNEXERCISED             UNEXERCISED IN THE MONEY
                                SHARES ACQUIRED                    OPTIONS AT 3/2/96                  OPTION AT 3/2/96(1)
NAME AND PRINCIPAL POSITION     ON EXERCISE     VALUE REALIZED     EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
---------------------------     -----------     --------------     -------------------------          -------------------------
Stanley D. Black, Chairman
 of the Board and Chief
 Executive Officer                    0              $0                        0                              $0/$0

Richard Griner, President
 and Chief Operating
 Officer                              0               0                          0/100,000                    0/137,500

Karl Sniady, Executive
 Vice President, Finance
 and Administration and
 Chief Financial Officer              0               0                           0/45,000                    0/56,250

Ronald L. Franklin, Vice
 President, Finance                   0               0                      57,904/58,796                    163,269/166,648

Norman W. Zagorsky, Vice
 President, Trend-Lines
 Merchandising                        0               0                      58,804/58,796                    166,670/166,653

_________________________

(1) Based upon the closing price of the Company's Common Stock on March 1, 1997 on the Nasdaq Stock Market of $5.625 per share less the respective option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described above, until July 19, 1995, the Board of Directors had a separate Compensation Committee and Stock Option Committee. On July 19, 1995, the Compensation Committee and the Stock Option Committee were combined into a single Compensation and Stock Option Committee. The Compensation and Stock Option Committee is responsible for reviewing existing and proposed employment arrangements and management compensation standards and practices, and for making recommendations to the Board of Directors with respect to all forms of remuneration to any officer or director of the Company, including determinations with respect to all matters pertaining to the grant of stock options under the Company's stock option plans. No member of the Compensation and Stock Option Committee is eligible to receive options under the Employee Plan. During fiscal 1996, the Compensation and Stock Option Committee consisted of Messrs. Black and Zenner. During fiscal 1997, the Board expects to appoint a successor to Mr. Zenner who passed away on May 15, 1997. Except for Mr. Black, no member of the Compensation and Stock Option Committee is a former or current officer or employee of the Company.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

     The primary objectives of the Compensation and Stock Option Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

     The compensation of executive officers consists primarily of base compensation, the grant of options under the Employee Plan and participation in benefit plans generally available to employees. In setting compensation, the Compensation and Stock Option Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options or, in the case of Mr. Black, the Chief Executive Officer, his stock ownership, to provide significant performance incentives.

     Each of the executive officers, other than Mr. Black, and all employees are
eligible to receive grants of options under the Employee Plan.   The Employee
Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation and Stock Option Committee reviews recommendations provided by Mr. Black and makes a subjective determination regarding those recommendations provided by Mr. Black and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company.

No particular weight is given to any of these factors, rather each executive officer's total compensation package in light of these factors is reviewed as a whole.

     In fiscal 1996, Mr. Black, the Company's Chairman of the Board and Chief Executive Officer, received a base salary of $285,906. The Board has not conducted any surveys of salaries of chief executive officers, but based upon its experience, believes that this compensation is comparable to the compensation of chief executive officers of comparable companies.

     Compensation and Stock Option Committee

     Stanley D. Black
     Merrill Zenner (Deceased May 15, 1997)

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Class A Common Stock with the cumulative total return on the Nasdaq Stock Market Index (US Companies) and a self-determined peer group index, from June 23, 1994 through February 28, 1997, the last trading day of fiscal 1996. The cumulative total shareholder return is based on $100 invested in Class A Common Stock of the Company and in the respective indices on June 23, 1994, including reinvestment of dividends, stock splits and other distributions. The stock price performance shown in the Performance Graph is not necessarily indicative of future stock price performance.

                             [GRAPH APPEARS HERE]

                                        03/02/93    03/02/94    03/02/95    03/01/96    02/28/97
                                        --------    --------    --------    --------    --------
Trend-Lines, Inc.                                                  95.2        47.1        64.3
Nasdaq Stock Market (US Companies)         96.2      111.3        114.2       157.0       190.0
Self-Determined Peer Groups                97.3       98.8        101.3        96.4       117.3




                      JUNE 23, 1994  FEBRUARY 28, 1997
                      -------------  -----------------
Trend-Lines, Inc.           100.000         64.3
Peer Group                  100.000        117.3
NSM (US Companies)          100.000        190.0

------------------------
* The Peer Group Index is comprised of the following retail companies: BMC West Corp. (BMCW), Brookstone, Inc. (BKST), CML Group, Inc. (CML), Eagle Hardware and Garden, Inc. (EAGL), Hechinger Co., Class A and B (HECH), Home Depot, Inc. (HD), Lowes Companies, Inc. (LOW), Michaels Stores, Inc.
     (MIKE), Spiegel, Inc., Class A (SPGLA A), and Williams Sonoma, Inc. (WSGC). Each of these companies is publicly traded. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Stanley D. Black, President and Chief Executive Officer of the Company, through a certain trust (the "Trust") of which he is a trustee and beneficiary, leases to the Company approximately 51,000 square feet of office and warehouse space in Chelsea, Massachusetts. The facility served as the former headquarters and central warehouse facility for the Company before it moved t its current headquarters in Revere, Massachusetts. The lease, as amended, expires in 2005 and provides for annual base rent in the approximate amount of approximately $296,000, payable in advance in monthly installments of $29,600 (approximately $5.80 per square foot). Under the lease, the Company must pay to the Trust, in addition to base rent, an amount equal to any increase in the interest rate on the Trust's first mortgage on the property and must pay to the Trust or third parties, as appropriate, all utilities, insurance, real estate taxes, maintenance and operating costs incurred in maintaining, operating, insuring and repairing the leased premises. Pursuant to the lease, the Company paid the Trust $364,000, $350,000 and $350,000 in fiscal 1996, 1995 and 1994, respectively. The lease provides for annual escalation of the base rent, equal on a percentage basis to the increase in the Consumer Price Index, but in no event more than 5% per year, and provides the Company with an option to purchase the leased premises on or prior to December 31,1997 at a purchase price of $2.2 million. The Company is seeking to sublet the 51,000 square feet leased to it by the Trust.

     In connection with the Company's acquisition of the Golf Day catalog in 1989, Mr. Black made certain loans to the Company, which were repaid in May 1994.

     During fiscal year 1996, the Company authorized the repurchase of up to 500,000 shares of its Class A Common Stock. Under that authorization, the Company purchased in November 1996 135,000 shares of Class A Common Stock from Merrill Zenner, then a director of the Company, at a purchase price of $4.875 per share, the closing price of the Class A Common Stock on the Nasdaq National Market System on the day preceding the purchase.


                                 PROPOSAL NO. 2

                AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN

     Subject to approval of the Stockholders, the Board of Directors has approved an amendment to the Company's 1993 Amended and Restated Employee Stock Option Plan (as previously amended and now in effect, the "1993 Employee Stock Option Plan") increasing from 1,275,000 to 1,525,000 the total number of shares of the Company's Class A Common Stock reserved for issuance pursuant to options granted under the 1993 Stock Option Plan.

     Under the 1993 Employee Stock Option Plan, a total of 1,275,000 shares of Class A Common Stock presently are reserved for issuance upon the exercise of options granted under the Plan. As of May 31, 1997, a total of 1,218,981 stock options had been granted under the 1993 Employee Stock Option Plan to employees of the Company, exercisable over varying periods of time and covering an aggregate of 1,218,981 shares of Class A Common Stock. The exercise price on all outstanding options is the fair market value of the Class A Common Stock at the time of grant of each option.

     Starting in 1993, the Company began utilizing grants of stock options as long-term incentives for executive officers and other employees in addition to cash compensation. The Board of Directors is of the opinion that the 1993 Employee Stock Option Plan has helped the Company compete for, motivate and retain high caliber executives and other key employees, particularly in a time when the growth of the Company has absorbed much of its available cash, and that it is in the best interests of the Company to amend the 1993 Employee Stock Option Plan by increasing from 1,275,000 to1,525,000 the total number of shares of Class A Common Stock reserved for issuance pursuant to options granted under the Plan.

     The amendment will permit the continuation of option grants as the Company and its personnel needs expand, thereby providing long-term incentives to attract, motivate and retain the executive officers and other key employees vital to the Company's future success.

     The material terms of the 1993 Employee Stock Option Plan are described elsewhere in this Proxy Statement-Prospectus, under "Proposal No. 1 Electing Directors -- Stock Option Plans." The full text of the proposed amendment is set forth as Appendix I to this Proxy Statement.

     As options expire unexercised, the underlying shares again become available for the grant of new options. Options on a total of 1,218,981 shares of Class A Common Stock, granted at option prices ranging between $1.84 to $4.375 per share, will expire at various dates up to April 19, 2005.

     The closing price of the Class A Common Stock of the Company on May 30, 1997 on the Nasdaq National Market System was $7.1875.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S 1993 EMPLOYEE STOCK OPTION PLAN INCREASING FROM 1,275,000 TO 1,525,000 THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS GRANTED UNDER THE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                 OTHER MATTERS

VOTING PROCEDURES

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The seven nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote by the holders of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock (voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock ten votes per share) will have no effect on the outcome of the vote for the election of directors. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied, and will have the same effect as a vote against Proposal No. 2.

INDEPENDENT AUDITORS

     Arthur Andersen LLP audited the Company's consolidated financial statements for the fiscal year ended March 1, 1997. Such firm has served continuously as the Company's independent auditors since 1988. A representative of Arthur Andersen LLP will be at the Meeting and will be available to respond to appropriate questions.

REPORTING UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Class A Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended March 1, 1997.

OTHER PROPOSED ACTION

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors and the proposed amendments to the Restated Articles of Organization set forth in Proposal No. 2 above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than February 15, 1998.


INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 1, 1997 as filed with the Securities and Exchange Commission are available to stockholders without charge upon request addressed to Stanley D. Black, Chairman, Trend-Lines, Inc., at 135 American Legion Highway, Revere, Massachusetts 02151.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                               TREND-LINES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Card. There are a number of important matters to be considered by our stockholders that require your immediate attention and approval. These are discussed in detail in the attached proxy material.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

PLEASE MARK THE BOXES ON THE PROXY CARD TO INDICATE HOW YOUR SHARES SHALL BE VOTED. THEN SIGN THE CARD, DETACH IT AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

YOUR VOTE MUST BE RECEIVED PRIOR TO THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 15, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Trend-Lines, Inc.



[X] Please mark votes as in this example

1. Election of Directors

NOMINEES: Stanley D. Black, Richard Griner, Karl P. Sniady, Ronald L. Franklin, Richard Mandell and Irwin W. Winter

                FOR          WITHHELD
                [_]            [_]

[_]______________________________________
   For all nominees except as noted above

2. Proposed amendment to the Company's 1993 Employee Stock Option Plan, to increase from 1,275,000 to 1,525,000 the total number of shares of the Company's Class A Common Stock reserved for issuance thereunder.

                 FOR       AGAINST         ABSTAIN
                 [_]         [_]             [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                              MARK HERE     [_]
                                              FOR ADDRESS
                                              CHANGE AND
                                              NOTE AT LEFT

                                              MARK HERE     [_]
                                              IF YOU PLAN
                                              TO ATTEND
                                              THE MEETING

                                              MARK HERE     [_]
                                              FOR COMMENTS
                                              AND NOTE
                                              ON REVERSE

Please be sure to sign and date this Proxy.



Signature:________________________________________ Date:_______________


Signature:________________________________________ Date:_______________

                               TREND-LINES, INC.

               1997 ANNUAL MEETING OF STOCKHOLDERS JULY 15, 1997

P       The undersigned hereby appoints Stanley D. Black and Ronald L. Franklin, and each of them, acting singly, with full power of substitution, proxies to
R represent the undersigned at the 1997 Annual Meeting of Stockholders of TREND-LINES, INC. to be held July 15, 1997 at 11:00 a.m. at the offices of
O the Company, 135 American Legion Highway, Revere, Massachusetts 02151, and at any adjournment or adjournments thereof, to vote in the name and place of
X the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of TREND-LINES, INC. standing in the
Y name of the undersigned upon the matters set forth in the Notice of and Proxy Statement for the meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the meeting.

        THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN, ALL AS SET FORTH IN THE PROXY STATEMENT.

        PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

                 PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.

        Please sign this proxy exactly as your name appears On the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


    HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

    ___________________________________      __________________________________

    ___________________________________      __________________________________

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